                                                                               .
                                                                               .
                                                                               .

                                                                    EXHIBIT 99.2

                               THIRD QUARTER 2004
                           Supplemental Financial Data

                                TABLE OF CONTENTS

                                                                        Page
Consolidated Statements of Operations ..............................     3

Calculation of Funds from Operations and Adjusted Funds From
 Operations ........................................................     6

Same Store Results .................................................     8

Consolidated Balance Sheets ........................................     10

Consolidated Debt Summary ..........................................     11

Asset Acquisition and Disposition Summary ..........................     14

Capitalized Costs Summary ..........................................     15

Investments in Unconsolidated Real Estate Entities .................     16

Net Asset Value Supplemental Information ...........................     17

Definitions and Reconciliations of Supplemental Non-GAAP Financial
 Measures ..........................................................     19

The projections and estimates given in this document and other written or oral statements made by or on behalf of the Company may constitute "forward-looking statements" within the meaning of the federal securities laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. The following are some of the factors that could cause the Company's actual results to differ materially from the expected results described in the Company's forward-looking statements: future local and national economic conditions, including changes in job growth, interest rates, the availability of financing and other factors; demand for apartments in the Company's markets and the effect on occupancy and rental rates; the impact of competition on the Company's business, including competition for tenants and development locations; the Company's ability to obtain financing or self-fund the development or acquisition of additional apartment communities; the uncertainties associated with the Company's current real estate development, including actual costs exceeding the Company's budgets or development periods exceeding expectations; uncertainties associated with the timing and amount of asset sales and the resulting gains/losses associated with such asset sales; conditions affecting ownership of residential real estate and general conditions in the multi-family residential real estate market; the effects of changes in accounting policies and other regulatory matters detailed in the Company's filings with the Securities and Exchange Commission and uncertainties of litigation; and the Company's ability to continue to qualify as a real estate investment trust under the Internal Revenue Code. Other important risk factors regarding the Company are included under the caption "Risk Factors" in the company's current report on Form 8-K dated October 6, 2004 and may be discussed in subsequent filings with the SEC. These risk factors are specifically incorporated by reference into this document.

Copyright (C) 2004 Post Apartment Homes, LP All Rights Reserved                2

                              POST PROPERTIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  (In thousands, except per share or unit data)
                                   (Unaudited)

                                                                    THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                                      SEPTEMBER 30,                       SEPTEMBER 30,
                                                               -----------------------------     ------------------------------
                                                                   2004             2003             2004              2003
                                                               ------------     ------------     ------------      ------------
REVENUES
  Rental .................................................     $     74,298     $     70,440     $    217,726      $    208,784
  Other property revenues (1) ............................            4,680            4,485           13,365            12,598
  Other (2) ..............................................              814              102              936               379
                                                               ------------     ------------     ------------      ------------
   Total revenues ........................................           79,792           75,027          232,027           221,761
                                                               ------------     ------------     ------------      ------------
EXPENSES
  Property operating and maintenance (exclusive of
   items shown separately below) (3) .....................           36,054           33,017          102,659            96,347
  Depreciation ...........................................           21,864           21,553           64,227            62,096
  General and administrative (4) .........................            6,017            3,738           16,136            10,703
  Development costs and other (5) ........................              283              274            1,200               841
  Proxy contest and related costs (6) ....................                -                -                -             5,231
  Severance charges (7) ..................................                -                -                -            21,506
                                                               ------------     ------------     ------------      ------------
   Total expenses ........................................           64,218           58,582          184,222           196,724
                                                               ------------     ------------     ------------      ------------
OPERATING INCOME .........................................           15,574           16,445           47,805            25,037
  Interest income ........................................              247              223              639               708
  Interest expense .......................................          (17,299)         (17,122)         (50,306)          (49,001)
  Amortization of deferred financing costs ...............           (1,066)          (1,084)          (3,273)           (2,839)
  Equity in income of unconsolidated real estate
   entities ..............................................              420               60              843             7,768
  Minority interest in consolidated property
   partnerships ..........................................              167              677              742             1,359
  Minority interest of preferred unitholders .............             (980)          (1,400)          (3,780)           (4,200)
  Minority interest of common unitholders ................              406              457            1,125             3,160
                                                               ------------     ------------     ------------      ------------
   LOSS FROM CONTINUING OPERATIONS .......................           (2,531)          (1,744)          (6,205)          (18,008)
                                                               ------------     ------------     ------------      ------------
DISCONTINUED OPERATIONS (8)
  Income (loss) from discontinued operations, net of
   minority interest .....................................              738              (74)           6,742            (6,583)
  Loss on early extinguishment of indebtedness
   associated with property sales, net of minority
   interest (9) ..........................................                -                -           (3,849)                -
  Gains on property sales, net of minority interest ......                -              166          106,039            30,043
                                                               ------------     ------------     ------------      ------------
   INCOME FROM DISCONTINUED OPERATIONS ...................              738               92          108,932            23,460
                                                               ------------     ------------     ------------      ------------
NET INCOME (LOSS) ........................................           (1,793)          (1,652)         102,727             5,452
  Dividends to preferred shareholders ....................           (1,909)          (2,862)          (6,416)           (8,587)
  Redemption costs on preferred stock and units ..........           (1,810)               -           (3,526)                -
                                                               ------------     ------------     ------------      ------------
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS .......     $     (5,512)    $     (4,514)    $     92,785      $     (3,135)
                                                               ============     ============     ============      ============
PER COMMON SHARE DATA - BASIC (10)
  Loss from continuing operations (net of  preferred
  dividends and redemption costs) ........................     $      (0.16)    $      (0.12)    $      (0.41)     $      (0.71)
  Income from discontinued operations ....................             0.02                -             2.75              0.63
                                                               ------------     ------------     ------------      ------------
  Net income (loss) available to common shareholders .....     $      (0.14)    $      (0.12)    $       2.34      $      (0.08)
                                                               ============     ============     ============      ============
  Dividends declared .....................................     $       0.45     $       0.45     $       1.35      $       1.35
                                                               ============     ============     ============      ============
  Weighted average common shares outstanding - basic .....           39,892           37,841           39,694            37,523
                                                               ============     ============     ============      ============
PER COMMON SHARE DATA - DILUTED (10)
  Loss from  continuing operations (net of preferred
   dividends and redemption costs) .......................     $      (0.16)    $      (0.12)    $      (0.41)     $      (0.71)
  Income from discontinued operations ..................               0.02                -             2.75              0.63
                                                               ------------     ------------     ------------      ------------
  Net income (loss) available to common shareholders .....     $      (0.14)    $      (0.12)    $       2.34      $      (0.08)
                                                               ============     ============     ============      ============
  Dividends declared .....................................     $       0.45     $       0.45     $       1.35      $       1.35
                                                               ============     ============     ============      ============
  Weighted average common shares outstanding - diluted ...           39,892           37,857           39,694            37,524
                                                               ============     ============     ============      ============

Copyright (C) 2004 Post Apartment Homes, LP All Rights Reserved                3

                              POST PROPERTIES, INC.
                              NOTES TO CONSOLIDATED
                            STATEMENTS OF OPERATIONS
                  (In thousands, except per share or unit data)

(1) Other property revenues include charges to residents for services, utility reimbursements from residents and other miscellaneous property revenues. In prior years, utility reimbursements from residents were classified as reductions of property operating and maintenance expenses. Prior year amounts have been reclassified to conform with the current year presentation.

(2) Other revenues include forfeited earnest money deposits from terminated property and land sale contracts totaling $684 for the three and nine months ended September 30, 2004.

(3) For the three and nine months ended September 30, 2004, property operating and maintenance expenses include a charge of $703 relating to estimated hurricane damage at the Company's Florida properties and a severance charge of $569 for the elimination of certain property management positions resulting from company downsizing due to recent asset sales.

(4) General and administrative expenses for the three and nine months ended September 30, 2004 include legal and other professional fees totaling $499 and $1,386, respectively, related to a shareholder proposal, shareholder litigation and the settlement announced in August 2004 with the Company's former chairman and CEO. General and administrative expenses for the three and nine months ended September 30, 2004 also include $620 of consulting expenses relating to a review and valuation of each asset in the company's real estate portfolio to assist with future capital investment decisions and strategic planning and relating to professional services to assist with the selection of new property management software.

(5) Development costs and other expenses for the three and nine months ended September 30, 2004 include development personnel and associated costs not allocable to development projects. Development costs and other expenses for the three months ended September 30, 2003 represents development personnel and associated costs not allocable to development projects. For the nine months ended September 30, 2003, the amounts included development personnel and associated costs not allocable to development projects as well as legal expenses related to board of director governance and transition matters, the settlement costs related to the bankruptcy of a former technology investment and losses on the disposal of the Company's partial ownership interest in corporate aircraft.

(6) Proxy and related costs for the nine months ended September 30, 2003 represented the legal, advisory and other expenses associated with the proxy contest concluded in the second quarter of 2003. In addition, the amount included the estimated legal and settlement costs associated with the resolution of two derivative and purported class action lawsuits filed against the Company during the proxy contest. These lawsuits were settled in October 2004.

(7) For the nine months ended September 30, 2003, severance charges included a second quarter charge of $1,795 representing the costs associated with the departure of two executive officers and a first quarter charge of $19,711 relating to the change in roles from executive to non-executive status of the Company's former chairman and vice chairman of the board of directors. The severance charges represented the discounted present value of the estimated payments to be made to these individuals under their existing employment arrangements. In August 2004, the Company entered into a final settlement agreement with its former chairman of the board of directors. Under the terms of the agreement, the former chairman's employment and non-competition agreements were terminated and the Company agreed to continue to provide the former chairman certain payments and benefits through May 2013, the approximate expiration date of the original employment agreement. Because the present value of the estimated payments under the settlement agreement approximated the Company's remaining accrued charge under the former employment agreement, no additional charges were recorded as a result of the settlement.

(8) Under SFAS No. 144, the operating results of real estate assets designated as held for sale are included in discontinued operations for all periods presented. Additionally, all subsequent gains or additional losses on the sale of these assets are included in discontinued operations.

      For the three and nine months ended September 30, 2004, income from discontinued operations included the results of operations of one community, containing 460 units, classified as held for sale at September 30, 2004 and the results of operations of eight communities sold in 2004 through their sale dates. For the three and nine months ended September 30, 2003, income from discontinued operations included the results of operations of the community classified as held for sale at September 30, 2004, eight communities sold in 2004 and the results of operations of four communities sold in 2003 through their sale dates.

Copyright (C) 2004 Post Apartment Homes, LP All Rights Reserved                4

The revenues and expenses of these communities for the three and nine months ended September 30, 2004 and 2003 were as follows:

                                                       THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                          SEPTEMBER 30,                       SEPTEMBER 30,
                                                  ------------------------------     -----------------------------
                                                     2004              2003              2004             2003
                                                  ------------      ------------     ------------     ------------
REVENUES
 Rental .......................................   $        830      $      9,918     $     15,529     $     32,838
 Other ........................................             83               820            1,446            2,505
                                                  ------------      ------------     ------------     ------------
   Total revenues .............................            913            10,738           16,975           35,343
                                                  ------------      ------------     ------------     ------------
EXPENSES
 Property operating and maintenance
   (exclusive of items shown separately
   below) .....................................            374             4,505            7,678           14,476
 Depreciation .................................              -             1,610                -            6,277
 Interest .....................................             74             1,361            1,766            4,574
 Asset impairment charges .....................              -             3,344              626           17,462
                                                  ------------      ------------     ------------     ------------
   Total expenses .............................            448            10,820           10,070           42,789
                                                  ------------      ------------     ------------     ------------
INCOME (LOSS) FROM DISCONTINUED OPERATIONS
  BEFORE MINORITY INTEREST ....................            465               (82)           6,905           (7,446)
  Minority interest ...........................            273                 8             (163)             863
                                                  ------------      ------------     ------------     ------------
INCOME (LOSS) FROM DISCONTINUED OPERATIONS  ...   $        738      $        (74)    $      6,742     $     (6,583)
                                                  ============      ============     ============     ============

      In the second quarter of 2004, the Company recorded an asset impairment loss of $626 to write-down the cost of an apartment community, located in Dallas, Texas, to its realized value. In the third quarter of 2003, the Company recorded a $3,344 asset impairment charge to write-down this asset to its estimated fair value at the date the asset was classified as held for sale. In the first quarter of 2003, the Company recorded an asset impairment charge of $14,118 to write-down the cost of the Company's apartment community located in Phoenix, Arizona to its estimated fair value. This impairment loss, originally reflected in continuing operations, was reclassified to discontinued operations to reflect the designation of this community as held for sale during the third quarter of 2003 and the final sale of the community in the fourth quarter of 2003.

      For the nine months ended September 30, 2004, the Company recognized gains from discontinued operations of $113,739 ($106,039 net of minority interest) from the sale of eight communities containing 3,880 units and certain land parcels. These sales generated net proceeds of approximately $242,962, including debt assumed by the purchasers.

      For the three months ended September 30, 2003, the Company recognized net gains from discontinued operations of $185 ($166 net of minority interest) resulting from the sale of land. For the nine months ended September 30, 2003, the Company recognized net gains from discontinued operations of $33,690 ($30,043 net of minority interest) on the sale of two communities containing 1,009 units and certain land parcels.

(9) Includes the write-off of unamortized deferred costs of $3,187 ($2,972, net of minority interest) relating to tax-exempt indebtedness assumed in connection with the sale of five properties in June 2004, plus a loss of $941 ($877, net of minority interest) in connection with the termination of related interest rate cap agreements that were used as cash flow hedges of the assumed debt.

(10) Post Properties, Inc. is structured as an UPREIT, or Umbrella Partnership Real Estate Investment Trust. Post GP Holdings, Inc., a wholly owned subsidiary of the Company, is the sole general partner and, together with Post LP Holdings, Inc., owns the controlling interest in Post Apartment Homes, L.P., the Operating Partnership, through which the Company conducts its operations. As of September 30, 2004, there were 42,423 units of Operating Partnership outstanding, of which 39,922, or 94.1%, were owned by the Company. For the three and nine months ended September 30, 2004, the potential dilution from the Company's outstanding stock options of 98 and 67, respectively, was antidilutive to the continuing operations per share calculation. As such, these amounts were excluded from weighted average shares and units and the income (loss) per share calculations for the three and nine months ended September 30, 2004.

Copyright (C) 2004 Post Apartment Homes, LP All Rights Reserved                5

                              POST PROPERTIES, INC.
                      CALCULATION OF FUNDS FROM OPERATIONS
                  AND ADJUSTED FUNDS FROM OPERATIONS AVAILABLE
                     TO COMMON SHAREHOLDERS AND UNITHOLDERS
                  (In thousands, except per share or unit data)
                                   (Unaudited)

A reconciliation of net income (loss) available to common shareholders to funds from operations available to common shareholders and unitholders and adjusted funds from operations available to common shareholders and unitholders is provided below.

                                                                  THREE MONTHS ENDED                NINE MONTHS ENDED
                                                                     SEPTEMBER 30,                     SEPTEMBER 30,
                                                           ------------------------------     -----------------------------
                                                               2004              2003             2004             2003
                                                           ------------      ------------     ------------     ------------
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS ....    $     (5,512)     $     (4,514)    $     92,785     $     (3,135)
  Minority interest of common unitholders - continuing
   operations .........................................            (406)             (457)          (1,125)          (3,160)
  Minority interest in discontinued operations (1) ....            (273)               11            7,584            2,783
  Gains on property sales - discontinued operations ...               -              (185)        (113,739)         (33,690)
  Gains on property sales - unconsolidated entities ...               -                 -                -           (8,395)
  Depreciation on wholly-owned real estate assets, net
   (2) ................................................          21,035            21,571           61,180           64,555
  Depreciation on real estate assets held in
   unconsolidated entities ............................             332               333              993            1,236
                                                           ------------      ------------     ------------     ------------
FUNDS FROM OPERATIONS AVAILABLE TO COMMON SHAREHOLDERS
  AND UNITHOLDERS, AS DEFINED (A) .....................          15,176            16,759           47,678           20,194
  Redemption costs on preferred stock and preferred
  units ...............................................           1,810                 -            3,526                -
  Severance charges ...................................               -                 -                -           21,506
  Proxy and related costs .............................               -                 -                -            5,231
  Loss on early extinguishment of indebtedness
   associated with property sales .....................               -                 -            4,128                -
  Asset impairment charges  ...........................               -             3,344              626           17,462
                                                           ------------      ------------     ------------     ------------
FUNDS FROM OPERATIONS AVAILABLE TO COMMON SHAREHOLDERS
  AND UNITHOLDERS, EXCLUDING CERTAIN CHARGES (B) ......    $     16,986      $     20,103     $     55,958     $     64,393
                                                           ============      ============     ============     ============
FUNDS FROM OPERATIONS AVAILABLE TO COMMON SHAREHOLDERS
  AND UNITHOLDERS, AS DEFINED .........................    $     15,176      $     16,759     $     47,678     $     20,194
  Recurring capital expenditures ......................          (2,420)           (2,996)          (7,613)          (6,982)
  Non-recurring capital expenditures ..................          (1,058)           (1,055)          (3,604)          (3,231)
                                                           ------------      ------------     ------------     ------------
ADJUSTED FUNDS FROM OPERATIONS AVAILABLE TO COMMON
  SHAREHOLDERS AND UNITHOLDERS (3) (C) ................          11,698            12,708           36,461            9,981
  Redemption costs on preferred stock .................           1,810                 -            3,526                -
  Severance charges ...................................               -                 -                -           21,506
  Proxy and related costs .............................               -                 -                -            5,231
  Loss on early extinguishment of indebtedness
   associated with property sales .....................               -                 -            4,128                -
  Asset impairment charges  ...........................               -             3,344              626           17,462
                                                           ------------      ------------     ------------     ------------
ADJUSTED FUNDS FROM OPERATIONS AVAILABLE TO COMMON
  SHAREHOLDERS AND UNITHOLDERS, EXCLUDING
  CERTAIN CHARGES (3) (D) .............................    $     13,508      $     16,052     $     44,741     $     54,180
                                                           ============      ============     ============     ============
PER COMMON SHARE DATA - BASIC
Funds from operations per share or unit, as defined
  (A/F) ...............................................    $       0.36      $       0.40     $       1.12     $       0.48
Adjusted funds from operations per share or unit, as
  defined (3) (C/F) ...................................    $       0.28      $       0.30     $       0.86     $       0.24
Funds from operations per share or unit, excluding
  certain charges (B/F) ...............................    $       0.40      $       0.48     $       1.32     $       1.53
Adjusted funds from operations per share or unit,
  excluding certain charges (4) (D/F) .................    $       0.32      $       0.38     $       1.05     $       1.29
Dividends declared (E) ................................    $       0.45      $       0.45     $       1.35     $       1.35
Weighted average shares outstanding ...................          39,892            37,841           39,694           37,523
Weighted average shares and units outstanding (F) .....          42,433            42,190           42,457           42,102

Copyright (C) 2004 Post Apartment Homes, LP All Rights Reserved                6

PER COMMON SHARE DATA - DILUTED
Funds from operations per share or unit, as defined
  (A/G) ................................................   $       0.36      $       0.40     $       1.12     $       0.48
Adjusted funds from operations per share or unit, as
  defined (3) (C/G) ....................................   $       0.28      $       0.30     $       0.86     $       0.24
Funds from operations per share or unit, excluding
  certain charges (B/G) ................................   $       0.40      $       0.48     $       1.32     $       1.53
Adjusted funds from operations per share or unit,
  excluding certain charges (4) (D/G) ..................   $       0.32      $       0.38     $       1.05     $       1.29
Dividends declared (E) .................................   $       0.45      $       0.45     $       1.35     $       1.35
Weighted average shares outstanding (4) ................         39,990            37,857           39,761           37,524
Weighted average shares and units outstanding (4) (G) ..         42,531            42,206           42,524           42,104

(1) Represents the minority interest in earnings and gains on property sales reported as discontinued operations for the periods presented.

(2) Depreciation on wholly-owned real estate assets is net of the minority interest portion of depreciation in consolidated entities.

(3) Since the Company does not add back the depreciation of non-real estate assets in its calculation of funds from operations, non-real estate related capital expenditures of $265 and $182 for the three months ended September 30, 2004 and 2003, respectively, and $553 and $521 for the nine months ended September 30, 2004 and 2003, respectively, are excluded from the calculation of adjusted funds from operations available to common shareholders.

(4) Diluted weighted average shares and units for the three and nine months ended September 30, 2004 include 98 and 67 shares and units, respectively, that were antidilutive to all income (loss) per share computations under generally accepted accounting principles.

Copyright (C) 2004 Post Apartment Homes, LP All Rights Reserved                7

                              POST PROPERTIES, INC.
                               SAME STORE RESULTS
                  (In thousands, except per share or unit data)
                                   (Unaudited)

SAME STORE RESULTS

The Company defines fully stabilized or same store communities as those which have reached stabilization prior to the beginning of the previous calendar year, adjusted by communities sold and classified as held for sale. Same store net operating income is a supplemental non-GAAP financial measure. See Table 1 on page 21 for a reconciliation of same store net operating income to GAAP net income. The operating performance and capital expenditures of the 57 communities containing 21,954 apartment units which were fully stabilized as of January 1, 2003, is summarized as follows:

                                              THREE MONTHS ENDED                         NINE MONTHS ENDED
                                                  SEPTEMBER 30,                             SEPTEMBER 30,
                                          --------------------------                 -------------------------
                                             2004           2003        % CHANGE        2004          2003        % CHANGE
                                          -----------    -----------    --------     -----------   -----------    ---------
Rental and other revenues .............   $    65,762    $    65,452       0.5%      $   195,745   $   194,999       0.4%
Property operating and maintenance
  expenses (excluding depreciation and
  amortization) .......................        26,047         25,411       2.5%           76,896        73,909       4.0%
                                          -----------    -----------                 -----------   -----------
Same store net operating income  ......   $    39,715    $    40,041      (0.8)%     $   118,849   $   121,090      (1.9)%
                                          ===========    ===========                 ===========   ===========
Capital expenditures (1)
   Recurring
   Carpet .............................   $       859    $       649      32.4%      $     2,204   $     1,637      34.6%
   Other ..............................         1,405          1,625     (13.5)%           4,531         3,562      27.2%
                                          -----------    -----------                 -----------   -----------
    Total recurring ...................         2,264          2,274      (0.4)%           6,735         5,199      29.5%
  Non-recurring .......................           985            922       6.8%            3,181         2,256      41.0%
                                          -----------    -----------                 -----------   -----------
   Total capital expenditures (A) .....   $     3,249    $     3,196       1.7%      $     9,916   $     7,455      33.0%
                                          ===========    ===========                 ===========   ===========
  Total capital expenditures per unit
   (A/21,954 UNITS) ...................   $       148    $       146       1.4%      $       452   $       340      32.9%
                                          ===========    ===========                 ===========   ===========
Average monthly rental rate per unit
  (2) .................................   $       986    $     1,004      (1.8)%     $       986   $     1,019      (3.2)%
                                          ===========    ===========                 ===========   ===========

(1) See Table 3 on page 23 for a reconciliation of these segment components of property capital expenditures to total recurring capital expenditures and total non-recurring capital expenditures as presented on the consolidated cash flow statements prepared under GAAP.

(2) Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units.

SAME STORE OPERATING RESULTS BY MARKET -
COMPARISON OF 2004 TO 2003
(Increase (decrease) from same period in prior year)

                                     THREE MONTHS ENDED                                      NINE MONTHS ENDED
                                     SEPTEMBER 30, 2004                                      SEPTEMBER 30, 2004
                      ------------------------------------------------          -------------------------------------------
                                                              AVERAGE                                             AVERAGE
                                                             ECONOMIC                                             ECONOMIC
   MARKET             REVENUES    EXPENSES (1)    NOI (1)    OCCUPANCY     REVENUES     EXPENSES (1)    NOI (1)   OCCUPANCY
--------------        --------    ------------    -------    ---------     --------     ------------   --------   ---------
Atlanta                (0.3)%          0.1%        (0.6)%      0.7%         (0.3)%          3.0%        (2.2)%      1.9%
Dallas                 (1.1)%         10.1%        (9.5)%      2.1%         (0.3)%          7.6%        (6.1)%      2.0%
Tampa                   3.0%           1.6%         4.0%       1.7%          2.7%           4.4%         1.6%       2.5%
Washington, DC          4.9%          (3.2)%        8.9%       2.6%          4.2%           2.8%         4.9%       2.3%
Charlotte               3.3%          (2.7)%        6.7%       2.1%          4.3%          (3.3)%        8.5%       3.5%
Other (2)               1.1%           5.2%        (1.9)%      3.0%         (1.4)%          5.4%        (6.0)%      1.7%
                       ----            ---         ----        ---          ----            ---         ----        ---
 Total                  0.5%           2.5%        (0.8)%      1.5%          0.4%           4.0%        (1.9)%      2.0%
                       ====            ===         ====        ===          ====            ===         ====        ===

(1) See Table 2 on page 22 for a reconciliation of these components of same store net operating income and Table 1 on page 21 for a reconciliation of same store net operating income to GAAP net income.

(2) Includes communities located in Orlando, FL; Houston, TX; Denver, CO and Nashville, TN.

Copyright (C) 2004 Post Apartment Homes, LP All Rights Reserved                8

SAME STORE OCCUPANCY BY MARKET

                                                            AVERAGE ECONOMIC          AVERAGE ECONOMIC
                                                              OCCUPANCY (1)              OCCUPANCY (1)
                                         % OF NOI        -----------------------      ------------------      PHYSICAL
                                    ------------------      THREE MONTHS ENDED        NINE MONTHS ENDED     OCCUPANCY (2)
                                    THREE MONTHS ENDED        SEPTEMBER 30,             SEPTEMBER 30,     AT SEPTEMBER 30,
                      APARTMENT       SEPTEMBER 30,      -----------------------      ------------------  ----------------
    MARKET              UNITS             2004           2004              2003        2004        2003        2004
--------------        --------            ----           ----              -----       ----        ----        ----
Atlanta                 11,886            52.6%          94.3%             93.6%       93.5%       91.6%       95.6%
Dallas                   4,353            16.5%          93.1%             91.0%       92.3%       90.3%       93.7%
Tampa                    1,439             6.9%          96.1%             94.4%       94.9%       92.4%       96.4%
Washington, DC           1,204             9.6%          98.1%             95.5%       97.6%       95.3%       98.8%
Charlotte                1,065             5.3%          95.8%             93.7%       95.4%       91.9%       96.3%
Other                    2,007             9.1%          90.9%             87.9%       90.9%       89.2%       92.0%
                        ------           -----           ----              ----        ----        ----        ----
Total                   21,954           100.0%          94.2%             92.7%       93.5%       91.5%       95.2%
                        ======           =====           ====              ====        ====        ====        ====

(1) Average economic occupancy is defined as gross potential rent less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage. The calculation of average economic occupancy does not include a deduction for concessions and employee discounts. Average economic occupancy, including these amounts would have been 93.5% and 91.7% for the three months ended September 30, 2004 and 2003, respectively and 92.9% and 90.1% for the nine months ended September 30, 2004 and 2003, respectively. For the three months ended September 30, 2004 and 2003, net concessions were $319 and $538, respectively, and employee discounts were $109 and $131, respectively. For the nine months ended September 30, 2004 and 2003, net concessions were $924 and $2.302, respectively, and employee discounts were $340 and $420, respectively.

(2) Physical occupancy is defined as the number of units occupied divided by total apartment units, expressed as a percentage.

SAME STORE SEQUENTIAL COMPARISON

                                                     THREE MONTHS ENDED         THREE MONTHS ENDED
                                                     SEPTEMBER 30, 2004            JUNE 30, 2004          % CHANGE
                                                     ------------------         ------------------        --------
Rental and other revenues .....................          $   65,762                 $   65,274              0.7%
Property operating and maintenance expenses
  (excluding depreciation and amortization) ...              26,047                     25,575              1.8%
                                                         ----------                 ----------
Same store net operating income (1) ...........          $   39,715                 $   39,699              0.0%
                                                         ==========                 ==========
Average economic occupancy ....................                94.2%                      93.6%             0.6%
                                                         ==========                 ==========
Average monthly rental rate per unit ..........          $      986                 $      985              0.1%
                                                         ==========                 ==========

SEQUENTIAL SAME STORE OPERATING RESULTS BY MARKET -
COMPARISON OF THIRD QUARTER OF 2004 TO SECOND QUARTER 2004
(Increase (decrease) between periods)

                                                                       AVERAGE
                                                                       ECONOMIC
     MARKET            REVENUES (1)     EXPENSES (1)      NOI (1)      OCCUPANCY
--------------         ------------     ------------      -------      ---------
Atlanta                    0.4%             1.0%           (0.1)%          0.7%
Dallas                     0.5%             3.2%           (1.9)%          0.8%
Tampa                      2.7%             4.5%            1.6%           2.0%
Washington, DC             1.4%            (3.0)%           3.5%           0.8%
Charlotte                  0.1%             8.1%           (3.6)%         (0.6)%
Other (2)                  1.8%             1.8%            1.7%          (0.2)%
                           ---              ---            ----            ---
 Total                     0.7%             1.8%            0.0%           0.6%
                           ===              ===            ====            ===

(1) See Table 2 on page 22 for a reconciliation of these components of same store net operating income and Table 1 on page 21 for a reconciliation of same store net operating income to GAAP net income (loss).

(2) Includes communities located in Orlando, FL; Houston, TX; Denver, CO and Nashville, TN. (1)

Copyright (C) 2004 Post Apartment Homes, LP All Rights Reserved                9

                              POST PROPERTIES, INC.
                           CONSOLIDATED BALANCE SHEETS
              (Dollars in thousands, except per share or unit data)

                                                                                     SEPTEMBER 30,    DECEMBER 31,
                                                                                         2004            2003
                                                                                     ------------     ------------
ASSETS                                                                               (UNAUDITED)
  Real estate assets
    Land ....................................................................        $    274,020     $    254,000
    Building and improvements ...............................................           1,949,257        1,883,582
    Furniture, fixtures and equipment .......................................             221,570          214,002
    Construction in progress ................................................              16,064           12,946
    Land held for future development ........................................              18,910           11,994
                                                                                     ------------     ------------
                                                                                        2,479,821        2,376,524
    Less: accumulated depreciation ..........................................            (495,048)        (432,157)
    Assets held for sale, net of accumulated depreciation of $7,836 and
      $74,614 at September 30, 2004 and December 31, 2003 respectively ......              11,496          145,238
                                                                                     ------------     ------------
      Total real estate assets ..............................................           1,996,269        2,089,605
  Investments in and advances to unconsolidated real estate entities ........              21,794           74,786
  Cash and cash equivalents .................................................               3,002            1,334
  Restricted cash ...........................................................               1,727            2,065
  Deferred charges, net .....................................................              10,658           12,285
  Other assets ..............................................................              37,334           35,376
                                                                                     ------------     ------------
      Total assets ..........................................................        $  2,070,784     $  2,215,451
                                                                                     ============     ============
LIABILITIES AND SHAREHOLDERS' EQUITY
  Notes payable, including $14,760 and $119,035 of debt secured by assets held for sale at September 30, 2004 and December 31, 2003,
    respectively ............................................................        $  1,099,980     $  1,186,322
  Accrued interest payable ..................................................              12,152            6,923
  Dividend and distribution payable .........................................              19,091           19,509
  Accounts payable and accrued expenses .....................................              73,129           65,872
  Security deposits and prepaid rents .......................................               7,106            7,890
                                                                                     ------------     ------------
    Total liabilities .......................................................           1,211,458        1,286,516
                                                                                     ------------     ------------
  Minority interest of preferred unitholders in Operating Partnership .......                   -           70,000
                                                                                     ------------     ------------
  Minority interest of common unitholders in Operating Partnership ..........              45,207           62,409
                                                                                     ------------     ------------
  Shareholders' equity

    Preferred stock, $.01 par value, 20,000,000 authorized:
      8 1/2 % Series A Cumulative Redeemable Shares, liquidation preference
        $50 per share, 900,000 shares issued and outstanding ................                   9                9
      7 5/8 % Series B Cumulative Redeemable Shares, liquidation preference
        $25 per share, 2,000,000 shares issued and outstanding ..............                  20               20
      7 5/8 % Series C Cumulative Redeemable Shares, liquidation preference
        $25 per share, 2,000,000 shares issued and outstanding ..............                   -               20
    Common stock, $.01 par value, 100,000,000 authorized:
      39,925,460 and 39,676,204 shares issued, 39,922,487 and 38,686,315 shares outstanding at September 30, 2004 and December 31, 2003,
        respectively.........................................................                 399              396
    Additional paid-in capital ..............................................             768,566          849,632
    Accumulated earnings ....................................................              59,569                -
    Accumulated other comprehensive income ..................................             (10,151)         (12,362)
    Deferred compensation ...................................................              (4,207)          (4,424)
                                                                                     ------------     ------------
                                                                                          814,205          833,291
    Less common stock in treasury, at cost, 2,973 and 989,889 shares
     at September 30, 2004 and December 31, 2003, respectively ..............                 (86)         (36,765)
                                                                                     ------------     ------------
    Total shareholders' equity ..............................................             814,119          796,526
                                                                                     ------------     ------------
    Total liabilities and shareholders' equity...............................        $  2,070,784     $  2,215,451
                                                                                     ============     ============

Copyright (C) 2004 Post Apartment Homes, LP All Rights Reserved               10

                              POST PROPERTIES, INC.
                            CONSOLIDATED DEBT SUMMARY
              (Dollars in thousands, except per share or unit data)
                                   (Unaudited)

SUMMARY OF OUTSTANDING DEBT AT SEPTEMBER 30, 2004

                                                                                               WEIGHTED AVERAGE RATE (1)
                                                                                            THREE MONTHS ENDED SEPTEMBER 30,
                                                                             PERCENTAGE     --------------------------------
              TYPE OF INDEBTEDNESS                        BALANCE             OF TOTAL       2004                      2003
-----------------------------------------------------   ------------         ----------     ------                    ------
Unsecured fixed rate senior notes ...................   $    585,000           53.18%        7.44%                    7.40%
Secured tax exempt variable rate notes (2) ..........        110,055           10.01%        1.85%                    1.50%
Secured conventional fixed rate notes ...............        372,724           33.88%        6.52%                    6.77%
Lines of credit  ....................................         32,201            2.93%        2.35%                    1.74%
                                                        ------------          ------         ----                     ----
                                                        $  1,099,980          100.00%        6.35%                    6.07%
                                                        ============          ======         ====                     ====

                                                                          PERCENTAGE
                                                           BALANCE       OF TOTAL DEBT
                                                        ------------     -------------
Total fixed rate debt ...............................   $    957,724         87.07%
Total variable rate debt ............................        142,256         12.93%
                                                        ------------        ------
  Total debt ........................................   $  1,099,980        100.00%
                                                        ============        ======

DEBT MATURITIES

                                                                                   WEIGHTED AVERAGE RATE
        AGGREGATE DEBT MATURITIES BY YEAR (3)                AMOUNT                ON DEBT MATURITIES (1)
----------------------------------------------------     -------------             ----------------------
Remainder of 2004 ...................................    $      1,216                      7.03%
2005 ................................................         205,933  (4)                 7.82%
2006 ................................................          81,336                      6.97%
2007 ................................................         157,677                      7.06%
2008 ................................................           4,014                      6.52%
2009 and thereafter .................................         617,603  (4)                 5.94%
                                                         ------------
                                                         $  1,067,779
                                                         ============

DEBT STATISTICS

                                                                                    SEPTEMBER 30,
                                                                                ---------------------
                                                                                  2004           2003
                                                                                --------        -----
Interest coverage ratio (5)(6)........................................          2.3x (9)         2.3x
Fixed charge coverage ratio (5)(7)....................................          1.9x (9)         1.9x

Total debt as a % of undepreciated real estate assets (adjusted for
  joint venture partner's share of debt)  (8).........................         44.4%            44.7%
Total debt and preferred equity as % of undepreciated real estate
  assets (adjusted for joint venture partner's share of debt)  (8) ...         48.1%            52.7%

(1) Weighted average rate includes credit enhancements and other fees, where applicable. The weighted average rates for the three months ended September 30, 2003 are based on the debt outstanding for that period.

(2) The Company has purchased interest rate cap arrangements that limit the Company's exposure to increases in the base rate to 5.00 percent.

(3) Excludes outstanding balances on line of credit of $32,201 maturing in 2007. In January 2004 and April 2004, the Company refinanced its primary revolving lines of credit for 3-year terms maturing in January 2007.

(4) Aggregate debt maturities for years ended in 2009 and thereafter include $100,000 of Mandatory Par Put Remarketed Securities ("MOPPRS"). The MOPPRS mature in March 2015, but are subject to mandatory tender for remarketing in March 2005. In March 2005, if the remarketing dealer elects not to remarket the MOPPRS, the Company is required to redeem the MOPPRS at par. If the remarketing dealer elects to remarket the securities in March 2005, the interest rate on the MOPPRS will be established at a rate of 5.715% plus the Company's applicable credit spread for Company securities with similar maturities. The MOPPRS may be redeemed, at the Company's option, immediately prior to their remarketing in March 2005 at an optional redemption price equal to the outstanding principal balance plus a prepayment penalty.

(5)   Calculated for the nine months ended September 30, 2004 and 2003.

(6) Interest coverage ratio is defined as net income available for debt service divided by interest expense. For purposes of this calculation, net income available for debt service represents income from continuing operations, before preferred or common minority interest, gains on property sales, severance, proxy and asset impairment charges, interest expense, depreciation and amortization. Net income available for debt service was also adjusted for the Company's share of depreciation and interest expense from unconsolidated entities and interest expense used in the calculation was adjusted to include the Company's share of interest expense from unconsolidated entities. The calculation of the interest coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to income from continuing operations and interest expense to consolidated interest expense is included in Table 4 on page 23.

(7) Fixed charge coverage ratio is defined as net income available for debt service divided by interest expense plus dividends to preferred shareholders and distributions to preferred unitholders. For purposes of this calculation, net income available for debt service represents earnings from continuing operations, before preferred or common minority interest, gains on property sales, severance, proxy and asset impairment charges, interest expense, depreciation and amortization. Net income available for debt service was also adjusted for the Company's share of depreciation and interest expense from unconsolidated entities and interest expense used in the calculation was adjusted to include the Company's share of interest expense from unconsolidated entities. The calculation of the fixed coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to income from continuing operations and fixed charges to consolidated interest expense plus preferred dividends to shareholders and preferred distributions to unitholders is included in Table 4 on page 23.

(8)   A computation of the debt ratios is included in Table 5 on page 24.

(9) The interest coverage and fixed charge coverage ratios, including discontinued operations, for the nine months ended September 30, 2004 would be 2.4x and 2.0x, respectively.

Copyright (C) 2004 Post Apartment Homes, LP All Rights Reserved               11

                              POST PROPERTIES, INC.
                        CONSOLIDATED DEBT SUMMARY (CONT.)
              (Dollars in thousands, except per share or unit data)
                                   (Unaudited)

FINANCIAL DEBT COVENANTS - SENIOR UNSECURED PUBLIC NOTES

                                                                         ACTUAL RATIO AS OF
                      COVENANT REQUIREMENT (1)                           SEPTEMBER 30, 2004
--------------------------------------------------------------------     ------------------
Consolidated Debt to Total Assets cannot exceed 60% .................            43%
Secured Debt to Total Assets cannot exceed 40% ......................            19%
Total Unencumbered Assets to Unsecured Debt must be
  at least 1.50/1 ...................................................          2.91/1
Consolidated Income Available for Debt Service Charge
  must be at least 1.50/1 ...........................................          2.37/1

(1) A summary of the public debt covenant calculations and reconciliations of the financial components used in the public debt covenant calculations to the most comparable GAAP financial measures are detailed below.

                                                                               AS OF
                                                                         SEPTEMBER 30, 2004
                                                                         ------------------
RATIO OF CONSOLIDATED DEBT TO TOTAL ASSETS

 Consolidated debt, per balance sheet (A) ...........................    $    1,099,980
                                                                         ==============
 Total assets, as defined (B) (Table A) .............................    $    2,563,010
                                                                         ==============

 Computed ratio (A/B) ...............................................                43%
                                                                         ==============
 Required ratio (cannot exceed) .....................................                60%
                                                                         ==============

RATIO OF SECURED DEBT TO TOTAL ASSETS

Secured conventional fixed rate notes ...............................    $      372,724
Secured tax exempt variable rate notes ..............................           110,055
                                                                         --------------
    Total secured debt (C) ..........................................    $      482,779
                                                                         ==============
 Computed ratio (C/B) ...............................................                19%
                                                                         ==============
 Required ratio (cannot exceed) .....................................                40%
                                                                         ==============

RATIO OF TOTAL UNENCUMBERED ASSETS TO UNSECURED DEBT

Consolidated debt, per balance sheet (A) ............................    $    1,099,980
Total secured debt (C) ..............................................          (482,779)
                                                                         --------------
    Total unsecured debt (D) ........................................    $      617,201
                                                                         ==============
 Total unencumbered assets, as defined (E) (Table A) ................    $    1,796,212
                                                                         ==============
 Computed ratio (E/D) ...............................................              2.91x
                                                                         ==============
 Required minimum ratio .............................................              1.50x
                                                                         ==============

RATIO OF CONSOLIDATED INCOME AVAILABLE FOR DEBT SERVICE TO ANNUAL
  DEBT SERVICE CHARGE

Consolidated Income Available for Debt Service, as defined (F)
  (Table B) .........................................................    $      167,612
                                                                         ==============
Annual Debt Service Charge, as defined (G) (Table B) ................    $       70,599
                                                                         ==============
 Computed ratio (F/G) ...............................................              2.37x
                                                                         ==============
 Required minimum ratio .............................................              1.50x
                                                                         ==============

Copyright (C) 2004 Post Apartment Homes, LP All Rights Reserved               12

                              POST PROPERTIES, INC.
                        CONSOLIDATED DEBT SUMMARY (CONT.)
              (Dollars in thousands, except per share or unit data)
                                   (Unaudited)

TABLE A

CALCULATION OF TOTAL ASSETS AND TOTAL UNENCUMBERED ASSETS FOR PUBLIC DEBT COVENANT COMPUTATIONS

                                                                              AS OF
                                                                         SEPTEMBER 30, 2004
                                                                         ------------------
 Total real estate assets ..........................................      $    1,996,269

 Add:
   Investments in unconsolidated real estate entities ..............              21,794
    Accumulated depreciation .......................................             495,048
    Accumulated depreciation - assets held for sale ................               7,836
    Other tangible assets (cash, restricted cash,
      other assets, exclusive of receivables) ......................              42,063
                                                                          --------------

 Total assets for public debt covenant computations ................      $    2,563,010
 Less:

    Encumbered real estate assets ..................................             766,798
                                                                          --------------
 Total unencumbered assets for public debt covenant computations ...      $    1,796,212
                                                                          ==============

TABLE B

CALCULATION OF CONSOLIDATED INCOME AVAILABLE FOR DEBT SERVICE AND ANNUAL DEBT SERVICE CHARGE FOR PUBLIC DEBT COVENANT COMPUTATIONS (1)

                                                                              NINE MONTHS ENDED
                                                                              SEPTEMBER 30, 2004
                                                                              ------------------
 CONSOLIDATED INCOME AVAILABLE FOR DEBT SERVICE
 Net income .........................................................           $      102,727
 Add:
    Minority interests ..............................................                   10,239
                                                                                --------------
 Income before minority interest ....................................                  112,966

 Add:
   Depreciation .....................................................                   64,227
   Depreciation (company share) of assets held in unconsolidated
   entities..........................................................                      993
   Amortization of deferred financing costs .........................                    3,273
   Interest expense .................................................                   50,306
   Interest expense (company share) of assets held in unconsolidated
   entities..........................................................                      877
   Interest expense of discontinued operations.......................                    1,766
   Asset impairment charge ..........................................                      626
   Loss on early extinguishment of debt .............................                    4,128
 Less:
   Gains on property sales (before minority interest) ...............                 (113,739)
                                                                                --------------
 Consolidated income available for debt service .....................           $      125,423
                                                                                ==============
 Consolidated income available for debt service (annualized) ........           $      167,231
                                                                                ==============
 ANNUAL DEBT SERVICE CHARGE
 Consolidated interest expense ......................................           $       50,306
 Interest expense (company share) of assets held in unconsolidated
 entities............................................................                      877
 Interest expense of discontinued operations.........................                    1,766
                                                                                --------------
                                                                                $       52,949
                                                                                ==============
 Annual debt service charge (interest expense annualized)...........            $       70,599
                                                                                ==============

(1) The actual calculation of these ratios requires the use of annual trailing financial data. These computations reflect annualized 2004 results for comparison and presentation purposes. The computations using annual trailing financial data also reflect compliance with the debt covenants.

Copyright (C) 2004 Post Apartment Homes, LP All Rights Reserved               13

                              POST PROPERTIES, INC.
                    ASSET ACQUISITION AND DISPOSITION SUMMARY

                                                                             GROSS AMOUNT               GROSS
    PROPERTY NAME/PERIOD                LOCATION           YEAR BUILT          PER UNIT                AMOUNT
-----------------------------       ----------------       ----------       ---------------        ---------------
ACQUISITIONS
Q1 2004
None

Q2 2004
Post Tysons Corner(TM)              Washington, D.C.          1990          $       171,972        $    85,814,000

Q3 2004
None
                                                                                                   ---------------
  2004 YTD Total                                                                                   $    85,814,000
                                                                                                   ===============
Weighted Average Cap Rate -
   Acquisitions - 2004                                                                                         5.5% (1)
                                                                                                   ===============

DISPOSITIONS
Q1 2003
Post West Avenue(TM) (2)               Austin, TX             2000          $       126,360        $    30,200,000  (3)

Q2 2003
Post Park(R)                          Atlanta, GA           1988-1990       $        78,156
Post Paseo Colorado                   Pasadena, CA            2002                  250,639        $   158,180,000  (4)(5)

Q3 2003
None

Q4 2003
Post Hackberry Creek(R)                Dallas, TX           1988-1996       $        64,916
Post Roosevelt Square(TM) (6)          Phoenix AZ             2000                   90,456        $    64,497,000
                                                                                                   ---------------
  2003 YTD Total                                                                                   $   252,877,000
                                                                                                   ===============
Weighted Average Cap Rate -
   Dispositions - 2003                                                                                         6.1% (7)
                                                                                                   ===============

Q1 2004
Post Townlake(R)                       Dallas, TX           1986-1987       $        56,212        $    22,372,000  (8)

Q2 2004
Post Windhaven (TM)                    Dallas, TX             1991          $        52,743
Post Mill(R) (9)                      Atlanta, GA           1985-1986
Post Canyon(R) (9)                    Atlanta, GA             1986
Post Chase(R) (9)                     Atlanta, GA             1987
Post Court(R) (9)                     Atlanta, GA             1988
Post Lane(R) (9)                      Atlanta, GA             1988
Post Lake(R) (9)                      Orlando, FL             1988                                 $   221,750,000

Q3 2004
None
                                                                                                   ---------------
  2004 YTD Total                                                                                   $   244,122,000
                                                                                                   ===============
Weighted Average Cap Rate -
   Dispositions - 2004                                                                                         6.7% (7)
                                                                                                   ===============

(1) Based on projected first twelve-month net operating income after adjustment for management fee (3.0%) and capital reserves ($300/unit). Also assumes that the Company will initially spend up to $2 million to improve the community for total capitalized costs of approximately $88 million.

(2)   Includes approximately 7,400 square feet of retail space.

(3) Excludes approximately $8.6 million in gross proceeds from the sale of land in Tampa, FL and Austin, TX.

(4) Includes gross proceeds of $98.0 million from the sale of a property held in joint venture. The Company's share of the sale proceeds, including repayment of the Company's construction loan to the joint venture, was approximately $75.0 million.

(5) Excludes approximately $2.6 million of gross proceeds from the sale of land in Dallas, TX.

(6)   Includes approximately 11,000 square feet of retail space.

(7) Based on trailing twelve-month net operating income after adjustments for management fee (3.0%) and capital reserves ($300/unit), except for Post Paseo Colorado, a recently completed development, which is based on projected stabilized net operating income.

(8) Excludes approximately $2.1 million in gross proceeds from the sale of land in Dallas, TX and Tampa, FL.

(9)   The gross amount per unit for these properties is $65,409.

Copyright (C) 2004 Post Apartment Homes, LP All Rights Reserved               14

                              POST PROPERTIES, INC.
                            CAPITALIZED COSTS SUMMARY
              (Dollars in thousands, except per share or unit data)
                                   (Unaudited)

The Company has a policy of capitalizing those expenditures relating to the acquisition of new assets and the development and construction of new apartment communities. In addition, the Company capitalizes expenditures that enhance the value of existing assets and expenditures that substantially extend the life of existing assets. All other expenditures necessary to maintain a community in ordinary operating condition are expensed as incurred. Additionally, for new development communities, carpet, vinyl and blind replacements are expensed as incurred during the first five years (which corresponds to the estimated depreciable life of these assets) after construction completion. Thereafter, these replacements are capitalized. Further, the Company expenses as incurred all interior and exterior painting of communities.

The Company capitalizes interest, real estate taxes, and certain internal personnel and associated costs related to apartment communities under development and construction. The internal personnel and associated costs are capitalized to the projects under development based upon the effort identifiable with such projects. The Company treats each unit in an apartment community separately for cost accumulation, capitalization and expense recognition purposes. Prior to the commencement of leasing activities, interest and other construction costs are capitalized and are reflected on the balance sheet as construction in progress. The Company ceases the capitalization of such costs as the residential units in a community become substantially complete and available for occupancy. This results in a proration of these costs between amounts that are capitalized and expensed as the residential units in a development community become available for occupancy. In addition, prior to the completion of units, the Company expenses as incurred substantially all operating expenses (including pre-opening marketing as well as property management and leasing personnel expenses) of such communities.

A summary of community development improvements and other capitalized expenditures for the three and nine months ended September 30, 2004 and 2003 is detailed below.

                                                               THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                                 SEPTEMBER 30,                      SEPTEMBER 30,
                                                          -----------------------------     -----------------------------
                                                              2004            2003              2004             2003
                                                          ------------     ------------     ------------     ------------
NEW COMMUNITY DEVELOPMENT AND ACQUISITION ACTIVITY ....   $      1,039     $      2,991     $     38,581     $     22,823
NON-RECURRING CAPITAL EXPENDITURES
  Revenue generating additions and improvements (1) ...              -              105               26              837
  Other community additions and improvements (2) ......          1,058            1,055            3,604            3,231
RECURRING CAPITAL EXPENDITURES
  Carpet replacements and other community additions
   and improvements (3) ...............................          2,420            2,996            7,613            6,982
  Corporate additions and improvements ................            265              182              553              521
                                                          ------------     ------------     ------------     ------------
                                                          $      4,782     $      7,329     $     50,377     $     34,394
                                                          ============     ============     ============     ============
OTHER DATA
  Capitalized interest ................................   $        287     $        225     $        787     $      3,338
                                                          ============     ============     ============     ============
  Capitalized personnel and associated costs (4) ......   $        249     $        387     $        748     $      1,566
                                                          ============     ============     ============     ============

(1) Represents expenditures for major renovations of communities, water sub-metering equipment and other unit upgrade costs that enhance the rental value of such units.

(2) Represents property improvement expenditures that generally occur less frequently than on an annual basis.

(3) Represents property improvement expenditures of a type that are expected to be incurred on an annual basis.

(4) Reflects personnel and associated costs capitalized to construction and development activities. (1)

Copyright (C) 2004 Post Apartment Homes, LP All Rights Reserved               15

                              POST PROPERTIES, INC.
               INVESTMENTS IN UNCONSOLIDATED REAL ESTATE ENTITIES
              (Dollars in thousands, except per share or unit data)
                                   (Unaudited)

At September 30, 2004, the Company holds investments in three individual limited liability companies (the "Property LLCs") with an institutional investor. Each Property LLC owns a newly developed apartment community. At September 30, 2004, each of the apartment communities had achieved stabilized occupancy. The Company holds a 35% equity interest in the Property LLCs. The initial development costs of the apartment communities were funded through member equity contributions proportionate to the members' ownership interests and through construction financing provided by the Company.

The Company accounts for its investments in these Property LLCs using the equity method of accounting. The excess of the Company's investment over its equity in the underlying net assets of the Property LLCs was approximately $6,618 at September 30, 2004. This excess investment is being amortized as a reduction to earnings on a straight-line basis over the lives of the related assets. The Company provides real estate services (development, construction and property management) to the Property LLCs for which it earns fees.

The operating results of the Company include its proportionate share of net income (loss) from the investments in the Property LLCs. A summary of financial information for the Property LLCs in the aggregate is as follows:

                                                          SEPTEMBER 30,    DECEMBER 31,
                Balance Sheet Data                            2004             2003
------------------------------------------------------    ------------     ------------
Real estate assets, net of accumulated depreciation of
  $8,757 and $5,939, respectively ....................    $    124,899     $    127,513
Cash and other .......................................           3,284            2,516
                                                          ------------     ------------
Total assets .........................................    $    128,183     $    130,029
                                                          ============     ============
Mortgage notes payable ...............................    $     83,543     $     33,763
Construction notes payable to Company (1) ............               -           53,769
Other liabilities ....................................           1,318            1,742
                                                          ------------     ------------
Total liabilities ....................................          84,861           89,274
Members' equity  .....................................          43,322           40,755
                                                          ------------     ------------
Total liabilities and members' equity ................    $    128,183     $    130,029
                                                          ============     ============
Company's equity investment ..........................    $     22,165     $     21,017
                                                          ============     ============
Company's share of notes payable .....................    $     29,240     $     30,636
                                                          ============     ============

                                                               THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                                  SEPTEMBER 30,                     SEPTEMBER 30,
                                                          -----------------------------     -----------------------------
                Income Statement Data                         2004            2003              2004             2003
------------------------------------------------------    ------------     ------------     ------------     ------------
Revenue
   Rental ............................................    $      3,385     $      2,638     $      9,924     $      6,434
   Other .............................................             252              130              722              357
                                                          ------------     ------------     ------------     ------------
   Total revenues ....................................           3,637            2,768           10,646            6,791
                                                          ------------     ------------     ------------     ------------
Expenses
   Property operating and maintenance ................           1,116              866            3,560            3,301
   Depreciation and amortization .....................             972              954            2,892            2,798
   Interest ..........................................             865              777            2,505            2,296
                                                          ------------     ------------     ------------     ------------
   Total expenses ....................................           2,953            2,597            8,957            8,395
                                                          ------------     ------------     ------------     ------------
Income (loss) from continuing operations .............             684              171            1,689           (1,604)
                                                          ------------     ------------     ------------     ------------
Discontinued Operations
   Loss from discontinued operations .................               -                -                -             (188)
   Gain on property sales ............................               -                -                -           26,179
                                                          ------------     ------------     ------------     ------------
Income from discontinued operations ..................               -                -                -           25,991
                                                          ------------     ------------     ------------     ------------
Net income ...........................................    $        684     $        171     $      1,689     $     24,387
                                                          ============     ============     ============     ============
Company's share of net income ........................    $        420     $         60     $        843     $      7,768
                                                          ============     ============     ============     ============

(1) All of the Company's construction financing to these unconsolidated real estate entities is included in the Company's outstanding debt and total assets. At December 31, 2003, the venture partner's share of the construction loans was $34,950. All construction financing previously provided by the Company was refinanced with permanent loans from unaffiliated entities as of March 31, 2004.

The income from discontinued operations represents the operating results and the gain on sale of an apartment community (held by a fourth Property LLC) that was sold in June 2003.

At September 30, 2004, mortgage notes payable include a $50,000 mortgage note that bears interest at 4.13%, requires monthly interest payments and annual principal payments of $1 through 2009. Thereafter, the note requires monthly principal and interest payments based on a 25-year amortization schedule and matures in April 2034. The note is callable by the lender in May 2009 and on each successive fifth year anniversary of the note thereafter. The note is prepayable without penalty in May 2008. The additional mortgage notes payable bear interest at rates ranging from 4.04% to 4.28% and mature in 2008.

Copyright (C) 2004 Post Apartment Homes, LP All Rights Reserved               16

                              POST PROPERTIES, INC.
                    NET ASSET VALUE SUPPLEMENTAL INFORMATION
              (Dollars in thousands, except per share or unit data)
                                   (Unaudited)

This supplemental financial and other data provides adjustments to certain GAAP financial measures and Net Operating Income, which is a supplemental non-GAAP financial measure that the Company makes internally to calculate Net Asset Value ("NAV"). In addition, the Company believes that investors and analysts use similar measures in estimating the Company's NAV. These measures, as adjusted, are supplemental non-GAAP financial measures. With the exception of Net Operating Income, the most comparable GAAP measure for each of the non-GAAP measures presented below in the "As Adjusted" column is the corresponding number presented in the first column listed below. In the information below, the Company presents Net Operating Income for the quarter ended September 30, 2004 for properties stabilized by the beginning of the quarter ended September 30, 2004 so that a capitalization rate may be applied and an approximate value for the assets determined. Properties not stabilized by the beginning of the quarter ended September 30, 2004 are presented at full undepreciated cost. Other tangible assets are also presented, as well as total liabilities and the liquidation value of preferred shares and units. The Company believes it is important to provide these measures to allow investors to easily develop their own calculations of NAV. The Company also believes that internal and external NAV estimates are a useful benchmark of the value of the Company's assets over time and provide a useful measure for analyzing the Company's trading price on the New York Stock Exchange.

FINANCIAL DATA
(In thousands)

                                                          THREE MONTHS ENDED                              AS
                                                          SEPTEMBER 30, 2004      ADJUSTMENTS          ADJUSTED
----------------------------------------------------      ------------------     ----------------    ------------
                INCOME STATEMENT DATA
Rental revenues .....................................        $      74,298       $        (53) (1)   $     74,245
Other property revenues .............................                4,680                 98  (1)          4,778
                                                             -------------       ------------        ------------
     Total rental and other revenues (A) ............               78,978                 45              79,023
Property operating & maintenance expenses
   (excluding depreciation and amortization) (B) ....               36,054             (5,452) (1)         30,602
                                                             -------------       ------------        ------------
Property net operating income (Table 1) (A-B) .......        $      42,924       $     (5,497)       $     48,421
                                                             =============       ============        ============
Apartment units represented .........................               24,700               (433) (2)         24,267

                                                                AS OF                                    AS
                                                           SEPTEMBER 30, 2004    ADJUSTMENTS          ADJUSTED
 ----------------------------------------------------      ------------------   -------------       ------------
                OTHER ASSET DATA
Cash & equivalents ..................................       $       3,002       $          -        $      3,002
Construction in progress ............................              16,064                  -              16,064
Land held for development or sale ...................              18,910              1,540  (3)         20,450
Investments in and advances to unconsolidated real
   estate entities (including construction loans
   receivable) ......................................              21,794            (21,794) (4)              -
Other assets (5) ....................................              39,061                  -              39,061
Cash and other assets of unconsolidated real estate
   entities (6) .....................................               3,284             (2,135) (6)          1,149
                                                            -------------                           ------------
                                                            $     102,115                           $     79,726
                                                            =============                           ============
                OTHER LIABILITY DATA
Tax-exempt debt .....................................       $     110,055                  -        $    110,055
Other notes payable .................................             989,925                  -             989,925
Other liabilities (7) ...............................             111,478                  -             111,478
Total liabilities of unconsolidated
   real estate entities (8) .........................              84,861            (55,160)  (7)        29,701
                                                            -------------                           ------------
                                                            $   1,296,319                           $  1,241,159
                                                            =============                           ============
                     OTHER DATA
Liquidation value of preferred shares ...............              95,000                  -              95,000
Common shares outstanding ...........................              39,922                  -              39,922
Common units outstanding ............................               2,501                  -               2,501

(1) The adjustments include additions for the rental revenues ($830) and other property revenues ($83) and property operating and maintenance expenses (excluding depreciation and amortization) ($374) of a held for sale property included in discontinued operations and for the Company's 35% share of rental revenues ($1,184) and other property revenues ($88) and property operating and maintenance expenses (excluding depreciation and amortization) ($391) from all properties accounted for on the equity method of accounting. In addition, the adjustments reflect a reduction of rental revenues ($2,067) and other revenues ($74) and property operating and maintenance expenses (excluding depreciation and amortization) ($1,852) relating to the Company's corporate apartment business. Lastly, the adjustment to operating and maintenance expenses (excluding depreciation and amortization) also includes a reduction for corporate property management expenses ($3,093), charges for hurricane damage ($703) and personnel severance charges ($569).

Copyright (C) 2004 Post Apartment Homes, LP All Rights Reserved               17

(2) The adjustment reflects a reduction 65% of the 666 units held in unconsolidated entities (a 433 unit reduction) to adjust the units held in unconsolidated entities to the Company's 35% share of the units.

(3) The adjustment reflects land parcels included on the balance sheet as a component of assets held for sale.

(4) The "As of September 30, 2004" amount represents the Company's investment in and advances to unconsolidated entities. The adjustment reflects the Company's equity investments in unconsolidated entities. The "As Adjusted" amount represents the construction loans receivable from the unconsolidated entities (none at September 30, 2004).

(5) These amounts consist of restricted cash and other assets, per the Company's balance sheet.

(6) The "As of September 30, 2004" amount represents cash and other assets of unconsolidated entities. The adjustment includes a reduction for the venture partners' 65% share of cash and other assets ($2,135) of the Company's projects held in unconsolidated entities as those projects reached stabilized occupancy prior to the third quarter of 2004. The "As Adjusted" amount represents the Company's 35% share of the cash and other assets of all of the unconsolidated entities.

(7) These amounts consist of the sum of accrued interest payable, dividends and distributions payable, accounts payable and accrued expenses and security deposits and prepaid rents as reflected on the Company's balance sheet.

(8) The "As of September 30, 2004" amount represents total liabilities of unconsolidated entities. The adjustment represents a reduction for the venture partner's 65% share of liabilities of unconsolidated entities. The "As Adjusted" amount represents the Company's 35% share of liabilities of unconsolidated entities.

COMPUTATION OF IMPLIED PORTFOLIO CAPITALIZATION RATE
(In thousands)

                                                          THREE MONTHS ENDED
                                                          SEPTEMBER 30, 2004
                                                          ------------------
CALCULATION OF ADJUSTED PROPERTY NET OPERATING INCOME
Total rental and other revenues ......................       $      79,023    (a)
Property operating & maintenance expenses
   (excluding depreciation and amortization) .........             (30,602)   (a)
                                                             -------------
Property net operating income ........................              48,421
Adjustments to property net operating income
  Assumed property management fee (calculated at 3%
    of revenues) .....................................              (2,371)
  Assumed property capital expenditure reserve ($300
    per unit per year based on 24,267 units) .........              (1,820)
                                                             -------------
Property net operating income, adjusted for assumed
   management fee and assumed capital expenditures ...       $      44,230
                                                             =============
Property net operating income, adjusted for assumed
   management fee and assumed capital expenditures
   (annualized) (A) ..................................       $     176,920
                                                             =============

                                                               AS OF
                                                          SEPTEMBER 30, 2004
                                                          ------------------
CALCULATION OF IMPLIED MARKET VALUE OF COMPANY GROSS
ASSETS
Implied market value of common shares and units ......       $   1,268,448    (b)
Other assets, as adjusted ............................             (79,726)   (a)
Other liabilities, as adjusted .......................           1,241,159    (a)
Preferred stock, at liquidation value ................              95,000    (a)
                                                             -------------
Implied market value of Company gross assets (B) .....       $   2,524,881
                                                             =============
IMPLIED PORTFOLIO CAPITALIZATION RATE, BASED ON
COMPANY'S STOCK PRICE AS OF SEPTEMBER 30, 2004 (A/B) .                7.0%
                                                             =============

(a) Represents amounts in the "as adjusted" column from the Financial Data table reflected above.

(b)   Calculated as follows:

Common shares and units outstanding at
  September 30, 2004 ..................        42,423
Per share market value of common stock
  at September 30, 2004 ...............  $      29.90
                                         ------------
Implied market value of common shares
  and units at September 30, 2004 .....  $  1,268,448
                                         ============

Copyright (C) 2004 Post Apartment Homes, LP All Rights Reserved               18

                              POST PROPERTIES, INC.
               NON-GAAP FINANCIAL MEASURES AND OTHER DEFINED TERMS
              (Dollars in thousands, except per share or unit data)
                                   (Unaudited)

DEFINITIONS OF SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES AND OTHER DEFINED TERMS

The Company uses certain non-GAAP financial measures and other defined terms in this accompanying Supplemental Financial Data. These non-GAAP financial measures include FFO, AFFO, net operating income, same store capital expenditures, FFO and AFFO excluding certain accounting charges, certain debt statistics and ratios and economic gains (losses) on property sales. The definitions of these non-GAAP financial measures are summarized below. The Company believes that these measures are helpful to investors in measuring financial performance and/or liquidity and comparing such performance and/or liquidity to other REITs.

      FUNDS FROM OPERATIONS - The Company uses FFO as an operating measure. The Company uses the NAREIT definition of FFO. FFO is defined by NAREIT to mean net income (loss) available to common shareholders determined in accordance with GAAP, excluding gains (losses) from extraordinary items and sales of property, plus depreciation and amortization of real estate assets, and after adjustment for unconsolidated partnerships and joint ventures all determined on a consistent basis in accordance with GAAP. In October 2003, NAREIT issued additional guidance modifying the definition of FFO. The first modification revised the treatment of asset impairment losses and impairment losses incurred to write-down assets to their fair value at the date assets are classified as held for sale, to include such losses in FFO. Previously, such losses were excluded from FFO consistent with the treatment of gains and losses on property sales. The second modification clarified the treatment of original issue costs and premiums paid on preferred stock redemptions to deduct such costs and premiums in determining FFO available to common shareholders. This modification was consistent with the treatment of these costs under GAAP. The Company adopted the modifications to the definition of FFO for all periods presented. FFO presented in the Company's press release and Supplemental Financial Data is not necessarily comparable to FFO presented by other real estate companies because not all real estate companies use the same definition. The Company's FFO is comparable to the FFO of real estate companies that use the current NAREIT definition.

      Accounting for real estate assets using historical cost accounting under GAAP assumes that the value of real estate assets diminishes predictably over time. NAREIT stated in its April 2002 White Paper on Funds from Operations that "since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves." As a result, the concept of FFO was created by NAREIT for the REIT industry to provide an alternate measure. Since the Company agrees with the concept of FFO and appreciates the reasons surrounding its creation, the Company believes that FFO is an important supplemental measure of operating performance. In addition, since most equity REITs provide FFO information to the investment community, the Company believes that FFO is a useful supplemental measure for comparing the Company's results to those of other equity REITs. The Company believes that the line on its consolidated statement of operations entitled "net income available to common shareholders" is the most directly comparable GAAP measure to FFO.

      ADJUSTED FUNDS FROM OPERATIONS - The Company also uses adjusted funds from operations ("AFFO") as an operating measure. AFFO is defined as FFO less operating capital expenditures. The Company believes that AFFO is an important supplemental measure of operating performance for an equity REIT because it provides investors with an indication of the REIT's ability to fund operating capital expenditures through earnings. In addition, since most equity REITs provide AFFO information to the investment community, the Company believes that AFFO is a useful supplemental measure for comparing the Company to other equity REITs. The Company believes that the line on its consolidated statement of operations entitled "net income
      (loss) available to common shareholders" is the most directly comparable GAAP measure to AFFO.

      PROPERTY NET OPERATING INCOME - The Company uses property NOI, including same store NOI and same store NOI by market, as an operating measure. NOI is defined as rental and other revenues from real estate operations less total property and maintenance expenses from real estate operations (exclusive of depreciation and amortization). The Company believes that NOI is an important supplemental measure of operating performance for a REIT's operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses generally incurred at the corporate level. This measure is particularly useful, in the opinion of the Company, in evaluating the performance of geographic operations, same store groupings and individual properties. Additionally, the Company believes that NOI, as defined, is a widely accepted measure of comparative operating performance in the real estate investment community. The Company believes that the line on its consolidated statement of operations entitled "net income" is the most directly comparable GAAP measure to NOI.

      SAME STORE CAPITAL EXPENDITURES - The Company uses same store recurring and non-recurring capital expenditures as cash flow measures. Same store recurring and non-recurring capital expenditures are supplemental non-GAAP financial measures. The Company believes that same store recurring and non-recurring capital expenditures are important indicators of the costs incurred by the Company in maintaining its same store communities on an ongoing basis. The corresponding GAAP measures include information with respect to the Company's other operating segments consisting of communities stabilized in the prior year, lease-up communities, sold properties and commercial properties in addition to same store information. Therefore, the Company believes that the Company's presentation of same store recurring and non-recurring capital expenditures is necessary to demonstrate same store replacement costs over time. The Company believes that the most directly comparable GAAP measure to same store recurring and non-recurring capital expenditures are the lines on the Company's consolidated statements of cash flows entitled "recurring capital expenditures" and "non-recurring capital expenditures."

Copyright (C) 2004 Post Apartment Homes, LP All Rights Reserved               19

      NET INCOME, FFO AND AFFO EXCLUDING CERTAIN CHARGES - The Company uses net income, FFO and AFFO excluding certain preferred stock and unit redemption costs, severance, proxy, loss on early extinguishment of debt and impairment charges as operating measures. The Company reports net income, FFO and AFFO excluding certain charges as alternative financial measures of core operating performance. The Company believes net income, FFO and AFFO before charges are informative measures for comparing operating performance between periods and for comparing operating performance to other companies that have not incurred such charges. The Company further believes that charges of the nature incurred in 2004 and 2003 are not necessarily repetitive in nature and that it is therefore meaningful to compare operating performance using alternative, non-GAAP measures. In addition, the Company believes the investment and analyst communities desire to understand the meaningful components of the Company's performance and that these non-GAAP measures assist in providing such supplemental measures. The Company believes that the most directly comparable GAAP financial measures to each of net income, FFO and AFFO, excluding certain charges, is the line on the Company's consolidated statements of operations entitled "net income available to common shareholders."

      DEBT STATISTICS AND DEBT RATIOS - The Company uses a number of debt statistics and ratios as supplemental measures of liquidity. The numerator and/or the denominator of certain of these statistics and/or ratios include non-GAAP financial measures that have been reconciled to the most directly comparable GAAP financial measure. These debt statistics and ratios include: (1) an interest coverage ratio; (2) a fixed charge coverage ratio; (3) total debt as a percentage of undepreciated real estate (adjusted for joint venture partner's share of debt); (4) total debt plus preferred equity as a percentage of undepreciated real estate (adjusted for joint venture partner's share of debt); (5) a ratio of consolidated debt to total assets; (6) a ratio of secured debt to total assets; (7) a ratio of total unencumbered assets to unsecured debt; and
      (8) a ratio of consolidated income available to debt service to annual debt service charge. A number of these debt statistics and ratios are derived from covenants found in the Company's debt agreements, including, among others, the Company's senior unsecured notes. In addition, the Company presents these measures because the degree of leverage could affect the Company's ability to obtain additional financing for working capital, capital expenditures, acquisitions, development or other general corporate purposes. The Company uses these measures internally as an indicator of liquidity and the Company believes that these measures are also utilized by the investment and analyst communities to better understand the Company's liquidity.

      ECONOMIC GAINS ON PROPERTY SALES - The Company uses economic gains losses on property sales as a supplemental measure of operating performance. Economic gains on property sales are defined as gains on property sales in accordance with GAAP, before accumulated depreciation and any prior period write-downs for asset impairment charges on such assets. The Company believes economic gains on property sales is an important supplemental measure to gains on property sales in accordance with GAAP because it assists investors and analysts in understanding the relationship between the cash proceeds from the sale of an asset and the cash invested in that asset. The Company believes the line on its consolidated statement of operations entitled "gains on property sales - discontinued operations" is the most directly comparable GAAP measure to economic gains on property sales.

      AVERAGE ECONOMIC OCCUPANCY - The Company uses average economic occupancy as a statistical measure of operating performance. The Company defines average economic occupancy as gross potential rent less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage.

Copyright (C) 2004 Post Apartment Homes, LP All Rights Reserved               21

RECONCILIATIONS OF SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES

TABLE 1

RECONCILIATION OF SAME STORE NET OPERATING INCOME (NOI) TO GAAP NET INCOME (Dollars in thousands)

                                                          THREE MONTHS ENDED                       NINE MONTHS ENDED
                                            ----------------------------------------------    -----------------------------
                                            SEPTEMBER 30,    SEPTEMBER 30,      JUNE 30,      SEPTEMBER 30,    SEPTEMBER 30,
                                                2004             2003            2004             2004             2003
                                            -------------    -------------   -------------    -------------    ------------
Total same store NOI ....................   $     39,715     $     40,041    $     39,699     $    118,849     $    121,090
Property NOI from other operating
  segments                                         3,209            1,867           3,603            9,583            3,945
                                            ------------     ------------    ------------     ------------     ------------
Consolidated property NOI ...............         42,924           41,908          43,302          128,432          125,035
Add (subtract):
   Other revenues .......................            814              102              45              936              379
   Interest income ......................            247              223             213              639              708
   Minority interest in consolidated
    property partnerships ...............            167              677             303              742            1,359
   Depreciation .........................        (21,864)         (21,553)        (21,177)         (64,227)         (62,096)
   Interest expense .....................        (17,299)         (17,122)        (16,726)         (50,306)         (49,001)
   Amortization of deferred financing
    costs ...............................         (1,066)          (1,084)         (1,092)          (3,273)          (2,839)
   General and administrative ...........         (6,017)          (3,738)         (5,477)         (16,136)         (10,703)
   Development costs and other expenses .           (283)            (274)           (381)          (1,200)            (841)
   Proxy contest and related costs ......              -                -               -                -           (5,231)
   Severance charges ....................              -                -               -                -          (21,506)
   Equity in income of unconsolidated
    entities                                         420               60             207              843            7,768
   Minority interest of preferred
    unitholders .........................           (980)          (1,400)         (1,400)          (3,780)          (4,200)
   Minority interest of common
    unitholders .........................            406              457             246            1,125            3,160
                                            ------------     ------------    ------------     ------------     ------------
   Income (loss) from continuing
    operations ..........................         (2,531)          (1,744)         (1,937)          (6,205)         (18,008)
   Income from discontinued operations ..            738               92         103,047          108,932           23,460
                                            ------------     ------------    ------------     ------------     ------------
Net income (loss) .......................   $     (1,793)    $     (1,652)   $    101,110     $    102,727     $      5,452
                                            ============     ============    ============     ============     ============

Copyright (C) 2004 Post Apartment Homes, LP All Rights Reserved               21

TABLE 2
SAME STORE NET OPERATING INCOME (NOI) SUMMARY BY MARKET
(Dollars in thousands)

                                                         THREE MONTHS ENDED,                                           3Q `04
                                            SEPTEMBER 30,    SEPTEMBER 30,      JUNE 30,        3Q `03      2Q `04      % SAME
                                                2004             2003            2004         % CHANGE    % CHANGE    STORE NOI
                                            -------------    -------------   -------------    --------    --------    ----------
Rental and other revenues
   Atlanta ..............................   $     33,503     $     33,613    $     33,386       (0.3)%        0.4%        -
   Dallas ...............................         12,538           12,681          12,481       (1.1)%        0.5%        -
   Tampa ................................          4,641            4,504           4,517        3.0%         2.7%        -
   Washington, DC .......................          5,522            5,266           5,444        4.9%         1.4%        -
   Charlotte ............................          3,229            3,127           3,226        3.3%         0.1%        -
   Other ................................          6,329            6,261           6,220        1.1%         1.8%        -
                                            ------------     ------------    ------------
     Total rental and other revenues ....         65,762           65,452          65,274        0.5%         0.7%        -
                                            ------------     ------------    ------------
Property operating and maintenance
  expenses (exclusive of depreciation
  and amortization)
   Atlanta ..............................         12,609           12,601          12,480        0.1%         1.0%        -
   Dallas ...............................          5,971            5,423           5,788       10.1%         3.2%        -
   Tampa ................................          1,887            1,857           1,806        1.6%         4.5%        -
   Washington, DC .......................          1,708            1,764           1,760       (3.2)%       (3.0)%       -
   Charlotte ............................          1,105            1,136           1,022       (2.7)%        8.1%        -
   Other ................................          2,767            2,630           2,719        5.2%         1.8%        -
                                            ------------     ------------    ------------
     Total ..............................         26,047           25,411          25,575        2.5%         1.8%        -
                                            ------------     ------------    ------------
Net operating income
   Atlanta ..............................         20,894           21,012          20,906       (0.6)%       (0.1)%      52.6%
   Dallas ...............................          6,567            7,258           6,693       (9.5)%       (1.9)%      16.5%
   Tampa ................................          2,754            2,647           2,711        4.0%         1.6%        6.9%
   Washington, DC .......................          3,814            3,502           3,684        8.9%         3.5%        9.6%
   Charlotte ............................          2,124            1,991           2,204        6.7%        (3.6)%       5.3%
   Other ................................          3,562            3,631           3,501       (1.9)%        1.7%        9.1%
                                            ------------     ------------    ------------
     Total same store NOI ...............   $     39,715     $     40,041    $     39,699       (0.8)%        0.0%      100.0%
                                            ============     ============    ============

                                                 NINE MONTHS ENDED
                                                   SEPTEMBER 30,
                                            ----------------------------
                                                2004             2003           % CHANGE
                                            ------------     -----------        --------
Rental and other revenues
   Atlanta ..............................   $     99,776     $    100,091         (0.3)%
   Dallas ...............................         37,500           37,603         (0.3)%
   Tampa ................................         13,715           13,350          2.7%
   Washington, DC .......................         16,331           15,667          4.2%
   Charlotte ............................          9,606            9,207          4.3%
   Other ................................         18,817           19,081         (1.4)%
                                            ------------     ------------
     Total rental and other revenues ....        195,745          194,999          0.4%
                                            ------------     ------------
Property operating and maintenance
  expenses (exclusive of depreciation
  and amortization)
   Atlanta ..............................         37,441           36,364          3.0%
   Dallas ...............................         17,188           15,972          7.6%
   Tampa ................................          5,683            5,445          4.4%
   Washington, DC .......................          5,274            5,130          2.8%
   Charlotte ............................          3,162            3,270         (3.3)%
   Other ................................          8,148            7,728          5.4%
                                            ------------     ------------
     Total ..............................         76,896           73,909          4.0%
                                            ------------     ------------
Net operating income
   Atlanta ..............................         62,335           63,727         (2.2)%
   Dallas ...............................         20,312           21,631         (6.1)%
   Tampa ................................          8,032            7,905          1.6%
   Washington, DC .......................         11,057           10,537          4.9%
   Charlotte ............................          6,444            5,937          8.5%
   Other ................................         10,669           11,353         (6.0)%
                                            ------------     ------------
     Total same store NOI ...............   $    118,849     $    121,090         (1.9)%
                                            ============     ============

Copyright (C) 2004 Post Apartment Homes, LP All Rights Reserved               22

TABLE 3
RECONCILIATION OF SEGMENT CASH FLOW DATA TO STATEMENTS OF CASH FLOWS (Dollars in thousands)

                                                                THREE MONTHS ENDED                NINE MONTHS ENDED
                                                                  SEPTEMBER 30,                     SEPTEMBER 30,
                                                          -----------------------------     -----------------------------
                                                               2004          2003               2004             2003
                                                          ------------     ------------     ------------     ------------
Recurring capital expenditures by operating segment
Same store ...........................................    $      2,264     $      2,274     $      6,735     $      5,199
Partially stabilized .................................              34               15              121               42
Construction and lease-up ............................               3                -               15                -
Other segments .......................................             119              707              742            1,741
                                                          ------------     ------------     ------------     ------------
Total recurring capital expenditures per statements of
  cash flows .........................................    $      2,420     $      2,996     $      7,613     $      6,982
                                                          ============     ============     ============     ============
Non-recurring capital expenditures by operating
  segment
Same store ...........................................    $        985     $        922     $      3,181     $      2,256
Partially stabilized .................................              15               41              197               48
Construction and lease-up ............................               -                -                -                -
Other segments .......................................              58               92              226              927
                                                          ------------     ------------     ------------     ------------
Total non-recurring capital expenditures per
  statements of cash flows ...........................    $      1,058     $      1,055     $      3,604     $      3,231
                                                          ============     ============     ============     ============

TABLE 4
COMPUTATION OF INTEREST AND FIXED CHARGE COVERAGE RATIOS
(Dollars in thousands)

                                                                NINE MONTHS ENDED
                                                                  SEPTEMBER 30,
                                                          -----------------------------
                                                              2004             2003
                                                          -----------      ------------
Loss from continuing operations ......................    $    (6,205)     $    (18,008)
Minority interest of common unitholders ..............         (1,125)           (3,160)
Minority interest of preferred unitholders ...........          3,780             4,200
Gains on property sales - unconsolidated entities ....              -            (8,395)
Depreciation expense .................................         64,227            62,096
Depreciation (company share) of assets held in
  unconsolidated entities ............................            993             1,236
Interest expense .....................................         50,306            49,001
Interest expense (company share) of assets held in
  unconsolidated entities ............................            877             1,069
Amortization of deferred financing costs .............          3,273             2,839
Severance charges ....................................              -            21,506
Proxy contest and related costs ......................              -             5,231
                                                          -----------      ------------
Income available for debt service (A) ................    $   116,126      $    117,615
                                                          ===========      ============
Interest expense .....................................    $    50,306      $     49,001
Interest expense (company share) of assets held in
  unconsolidated entities ............................            877             1,069
                                                          -----------      ------------
Interest expense for purposes of computation (B) .....         51,183            50,070
Dividends and distributions to preferred shareholders
and unitholders ......................................         10,196            12,787
                                                          -----------      ------------
Fixed charges for purposes of computation (C) ........    $    61,379      $     62,857
                                                          ===========      ============
Interest coverage ratio (A/B) (1) ....................            2.3x              2.3x
                                                          ===========      ============
Fixed charge coverage ratio (A/C) (1) ................            1.9x              1.9x
                                                          ===========      ============

(2) The interest coverage and fixed charge coverage ratios, including discontinued operations, for the nine months ended September 30, 2004 would be 2.4x and 2.0x, respectively.

Copyright (C) 2004 Post Apartment Homes, LP All Rights Reserved               23

TABLE 5
COMPUTATION OF DEBT RATIOS
(In thousands)

                                                                               AS OF SEPTEMBER 30,
                                                                          ------------------------------
                                                                              2004              2003
                                                                          ------------      ------------
Total real estate assets per balance sheet ...........................    $  1,996,269      $  2,158,879
Plus:
Company share of real estate assets held in unconsolidated entities ..          43,715            44,897
Company share of accumulated depreciation - assets held in
  unconsolidated entities ............................................           3,065             1,738
Accumulated depreciation per balance sheet ...........................         495,048           411,312
Accumulated depreciation on assets held for sale .....................           7,836            82,286
                                                                          ------------      ------------
Total undepreciated real estate assets (A) ...........................    $  2,545,933      $  2,699,112
                                                                          ============      ============
Total debt per balance sheet .........................................    $  1,099,980      $  1,255,280
Plus:
Company share of third party debt held in unconsolidated entities ....          29,240             5,892
Less:
Joint venture partner's share of construction debt to the Company ....               -           (54,309)
                                                                          ------------      ------------
Total debt (adjusted for joint venture partner's share of debt) (B) ..    $  1,129,220      $  1,206,863
                                                                          ============      ============
Total debt as a % of undepreciated real estate assets (adjusted for
  joint venture partner's share of debt) (B/A) .......................            44.4%             44.7%
                                                                          ============      ============
Total debt per balance sheet .........................................    $  1,099,980      $  1,255,280
Plus:
Company share of third party debt held in unconsolidated entities ....          29,240             5,892
Preferred shares at liquidation value ................................          95,000           145,000
Preferred units at liquidation value .................................               -            70,000
Less:
Joint venture partner's share of construction debt to the Company ....               -           (54,309)
                                                                          ------------      ------------
Total debt and preferred equity (adjusted for joint venture partner's
  share of debt) (C) .................................................    $  1,224,220      $  1,421,863
                                                                          ============      ============
Total debt and preferred equity as a % of undepreciated assets
  (adjusted for joint venture partner's share of debt) (C/A) .........            48.1%             52.7%
                                                                          ============      ============

Copyright (C) 2004 Post Apartment Homes, LP All Rights Reserved               24

TABLE 6
CALCULATION OF COMPANY UNDEPRECIATED BOOK VALUE PER SHARE
(In thousands)

                                                                           SEPTEMBER 30,
                                                                               2004
                                                                           -------------
Total shareholders' equity, per balance sheet ........................     $    814,119
Plus:
Accumulated depreciation, per balance sheet ..........................          495,048
Accumulated depreciation - held for sale assets, per balance sheet ...            7,836
Minority interest of common unitholders in Operating Partnership,
  per balance sheet ..................................................           45,207
Less:
Deferred charges, net, per balance sheet .............................          (10,658)
Preferred shares at liquidation value ................................          (95,000)
                                                                           ------------
Total undepreciated book value (A)....................................     $  1,256,552
                                                                           ============
Total common shares and units (B) ....................................           42,423
                                                                           ============
Company undepreciated book value per share (A/B) .....................     $      29.62
                                                                           ============

Copyright (C) 2004 Post Apartment Homes, LP All Rights Reserved               25